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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the registration statement of Boston Life Sciences, Inc. (the "Company") on Form S-8 for 1,800,000 shares of common stock for the 1998 Omnibus Stock Option Plan of our report dated March 2, 2001, relating to the consolidated financial statements of the Company, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                                      PricewaterhouseCoopers LLP

Boston, Massachusetts
August 13, 2001